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                                                                    EXHIBIT 23.1

                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of First BanCorp of our report dated March 7, 2003, which appears on page 49 of the 2002 Annual Report to Shareholders of First BanCorp., which is incorporated by reference in First BanCorp.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

September 24, 2003